Exhibit 99.2

Merger between First Business Bank and 1st Pacific Bank of California

July 16, 2009

Q&A for Staff

About the Transaction

Q. Why does First Business Bank want to acquire 1st Pacific Bank?

A.  The Board of Directors views this as a great opportunity to dramatically expand our asset size and geographic coverage in San Diego County.  Once the two banks are fully integrated, we believe we will have the opportunity to become one of the premier business banks in the region.

Q.  How is the transaction being structured?

A.  Through a series of mergers, First Business Bank’s shareholders will become the shareholders of 1st Pacific Bancorp, the holding company for 1st Pacific Bank of California.  1st Pacific Bancorp shareholders will receive cash of $1.40 per share, plus the right to share in any recoveries on certain charged-off loans, and the two banks will be merged under the title and charter of 1st Pacific Bank of California.  The holding company will retain the name 1st Pacific Bancorp and its shares will be listed on the Over-the-Counter Bulletin Board market under the symbol FPBN.OB.  The banking subsidiary will retain the name 1st Pacific Bank of California and First Business Bank’s three full-service offices in Del Mar Heights, Carlsbad and Ramona will be rebranded.

Q.  How long will it take for the transaction to close and then how long will it take to integrate the two companies?

A.  We expect regulatory reviews and shareholder approvals to be completed in the 4th quarter of 2009.

Q.  Is there a chance the deal might be blocked by regulators?

A.  We are in one of the most challenging periods for banking in the history of the United States and regulators are dealing with a number of serious issues across the banking system.  Because regulators need to be assured that we will have an appropriate level of capital and that we can manage the combined bank’s loan portfolio, including the combined level of its classified assets, this will be carefully analyzed by regulators during the approval period, there is no guarantee the transaction will be approved.  Both companies have plans in place to be in the best position for obtaining regulatory approval.

Restructuring the Bank

Q.  What business synergies do you expect from the combination?

A.  Both banks have had very similar strategies, providing commercial banking services to small and medium-sized businesses and professionals that can best be served by a local bank offering a portfolio of loan and deposit products tailored to meet their specialized needs.  The combined banks will offer customers a strong capital base, dedicated local ownership and management, and an experienced business banking staff.  We expect the combination to be a formidable competitor in the San Diego region for many years to come.

Q.  What kinds of cost savings do you project will be possible from combining the two companies? Will you reduce corporate overhead costs and staff?  Do you expect to close any branches?

A.  Once the transaction is approved and completed, we will be evaluating the resources the two banks offer and will determine where it might be in the best interests of customers and the efficient operation of the bank to make changes.

Q.  How will you structure the management of the combined company?

A.  We will be combining the senior managements of the two banks and in some cases where there would be a duplication of responsibilities we will be making changes.  These decisions will be made before the combination closes.

Q.  Will there be changes to the Board of Directors?

A.  The directors of First Business Bank will become the directors of the resultant holding company and the bank.  In addition, two directors of 1st Pacific Bancorp will be joining the holding company’s Board of Directors, bringing the total number of directors to eight.

Financial Considerations

Q.  Is First Business Bank assuming any liabilities with this purchase?  What is the condition of 1st Pacific Bank’s loan portfolio?

A.  Our ability to continue to manage 1st Pacific Bank’s loan portfolio is a critical issue regarding the transaction.  1st Pacific Bank has a number of construction loans on its books that have become non-performing as the long recession in the real estate market has continued.  We plan to deal with this situation by making sure the bank is well-capitalized, focusing on managing the construction portfolio to reduce losses and, over time, replacing non-performing loans with other types of business and personal loans.  First Business Bank is one of the highest capitalized banks in the San Diego market and as part of the transaction the majority owner of First Business Bank, Mr. Auerbach,  is adding additional equity capital to strengthen the balance sheet of the combined companies.

Q.  What would you estimate to be the capital ratios of the company going forward?

A.  After the combination we expect the bank to have a risk-based capital ratio of at least 10-11%, which is above the 10% ratio required for a “well-capitalized bank.”  We expect our Tier 1 leverage ratio to be more than 8%, exceeding the 6% level required for a “well-capitalized bank.”

The Bank’s Name

Q.  Why are you keeping the 1st Pacific Bank of California name and not the First Business Bank name?

A.  1st Pacific is a much larger bank than First Business Bank and has a strong reputation in the San Diego market.  The bank has many loyal clients who enjoy long-term relationships with the bank’s experienced business bankers.  While First Business Bank and its clients have many of these same attributes, the fact that 1st Pacific Bank has been operating under that name since 2000 and has eight locations throughout the county and a much larger asset and customer base led us to choose to retain that brand over that of the newer and smaller First Business Bank.

Questions from Employees

Q.  How will the benefits package change for employees?  How similar are the two companies’ benefit plans?

A.  There are some differences between the benefit packages offered by the two companies.  Once the combination is completed, we will evaluate both plans and make changes as necessary to create a fair and equitable benefit system.

Q.  Can employees of the two companies communicate with each other prior to the closing in order to speed up the integration process?

A.  There will be transition teams appointed at both banks to handle communications prior to the close.  Employees should not communicate with employees of the other bank unless instructed to do so by a member of their transition team.

Q.  How do you think customers will react to the acquisition? Will we be vulnerable to losing business during the integration period?

A.  We think customers of both banks will be pleased about the deal and the expanded benefits it will bring.  The new bank will be highly capitalized and conservatively managed and its financial strength will be of great value to 1st Pacific customers.  First Business Bank clients will be able to bank at many more locations in San Diego.  Customers of both banks will continue to be served by a local bank offering a portfolio of loan and deposit products tailored to meet their specialized needs.

Q.  How will employees be informed about developments regarding the acquisition and integration process?

A.  As developments occur, employees will be informed through intra-company emails and at regular staff meetings.

Forward-Looking Statements

This document may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and, accordingly, the cautionary statements contained in 1st Pacific Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission or the Board of Governors of the Federal Reserve System are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the ability to efficiently incorporate acquisitions into current operations; the ability of the two institutions to increase their customer bases; the effect of regulatory and legislative action; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this document. First Business Bank and 1st Pacific Bancorp expressly disclaim any obligation to update or revise any forward-looking statements found herein to reflect any changes in their expectations of results or any change in events.

Participants in a Solicitation

This document does not constitute an offer to sell securities or a solicitation of an offer to buy and does not constitute solicitation material in respect of the proposed acquisition of 1st Pacific Bancorp by First Business Bank.  In connection with the proposed transaction, First Business Bank and 1st Pacific Bancorp will prepare a Proxy Statement/Prospectus containing all relevant disclosures which either will be filed with the SEC or, pursuant to an exemption, will be filed with the California Department of Corporations. SHAREHOLDERS OF 1ST PACIFIC BANCORP AND FIRST BUSINESS BANK ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT 1ST PACIFIC BANCORP AND FIRST BUSINESS BANK AND THE PROPOSED TRANSACTION. The Proxy Statement/Prospectus will be mailed to shareholders in advance of special meetings of shareholders that will be held to consider the proposed transaction.

First Business Bank, 1st Pacific Bancorp, and their directors, executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information about the directors and executive officers of First Business Bank and 1st Pacific Bancorp and their stock ownership of their respective institution will be included in the Proxy Statement/Prospectus, when it becomes available.